# Agreement

**LIVONIA PTY LTD,**

and

**ENTERTAINMENT MEDIA & TELECOMS CORPORATION LTD,**

and

**CARDINAL COMMUNICATIONS, INC.**

Home Wilkinson Lowry
Lawyers

Level 21
570 Bourke Street
MELBOURNE VIC 3000
DX 564 MELBOURNE
ABN 37 246 549 189
Tel: +61 3 8633 7500
Fax: 1300 365 323

www.hwl.com.au
Ref: AS:LB 68164#916496

# Agreement

| | |
|---|---|
| **Date** | |
| **Parties** | **LIVONIA PTY LTD ACN 114 869 055** of 5 St Kilda Road, ST KILDA, Victoria ("**Livonia**")<br>**ENTERTAINMENT MEDIA & TELECOMS CORPORATION LIMITED** of ___ ("**EMT**")<br>**CARDINAL COMMUNICATIONS** of ("**Cardinal**") |

## Agreement

## RECITALS

A. Entertainment Media & Telecoms Corporation, Limited ("EMT") is an Australian company listed on the Australian Stock Exchange.

B. EMT and its subsidiaries (the "EMT Subsidiaries," defined further below) were indebted to Alleasing Finance Australia Limited ("Alleasing") in the sum of four million three hundred twenty thousand dollars ($4,320,000.00) (the "Total Debt") (all references to currency in this Agreement refer to Australian Dollars, unless otherwise specified), which was secured by security agreements pledging the assets of EMT and the EMT Subsidiaries.

C. Pursuant to an Assignment Deed (defined below), Livonia previously purchased from Alleasing two million three hundred thousand dollars ($2,300,000.00) of the Total Debt and security (the "Livonia Secured Debt").

D. It is now the intention of the parties that, pursuant to a Second Assignment Deed, Cardinal Communications, Inc. ("Cardinal") shall purchase the balance of the Total Debt from Alleasing, namely $2,020,000 (the "Remaining Alleasing Debt") in exchange for an assignment of the Remaining Alleasing Debt and all security, and shall agree to provide a bridge loan of seven hundred ninety seven thousand five hundred dollars ($797,500.00), which is also to be secured by the assets of the EMT Subsidiaries. As additional consideration, Livonia shall assign to Cardinal six hundred and forty eight thousand two hundred and fifty dollars ($648,250.00) of the Livonia Secured Debt such that the total secured debt held by Cardinal shall total three million four hundred sixty five thousand seven hundred fifty dollars ($3,465,750.00) (the "Cardinal Secured Debt").

E. The parties hereto wish to record their agreement for the acquisition by Cardinal of the Cardinal Secured Debt and the conversion of the Total Debt and the Cardinal Secured Debt into equity in EMT.

## 1. INTERPRETATION

1.1 In this Agreement:

Agreement

(a) **Alleasing** means Alleasing Finance Australia Limited ACN 003 421 136 of Level 5, Building B, 11 Talvema Road, North Ryde, New South Wales.

(b) **Assignment Deed** means the Deed of Assignment between Alleasing and Livonia dated 8 December 2005 for the purchase by Livonia of two million three hundred thousand dollars ($2,300,000.00) of the Debt.

(c) **Cardinal Secured Debt** means the total debt acquired by Cardinal relating to EMT and/or the EMT Subsidiaries, as described further below.

(d) **Debt** or **Total Debt** means part of the debt owing by EMT and/or the EMT Subsidiaries to Alleasing in the amount of four million three hundred twenty thousand dollars ($4,320,000.00).

(e) **EMT** means Entertainment Media and Telecoms Corporation Limited, ACN 071 275 253.

(f) **EMT (Canada) Inc** means Entertainment Media & Telecoms Corporation (Canada) Inc (registered in Canada).

(g) **EMT Subsidiaries** means EMT (Canada) Inc., EMT (US), Gala Vu and any other subsidiary of EMT.

(h) **EMT (US)** means Entertainment & Telecoms Corporation Inc (registered in the United States).

(i) **GalaVu** means Gala Vu Entertainment Network, Inc. (registered in Canada).

(j) **GalaVu Assets** means all assets of the GalaVu, including but not limited to the GalaVu Technology.

(k) **GalaVu Technology** means the technology developed for, contained in, or utilized during operation of the video on demand and in-room entertainment/guest service systems sold, offered for sale, and/or distributed by or on behalf of Galavu.

(l) **Purchase Price** means seven hundred two thousand five hundred dollars ($702,500.00).

(m) **Remaining Alleasing Debt** means the balance of the Total Debt still outstanding in the amount of two million twenty thousand dollars ($2,020,000.00).

(n) **Second Assignment Deed** means the Deed of Assignment to be entered into between Alleasing and Livonia in which Livonia shall purchase the Remaining Alleasing Debt substantially in accordance with the draft document annexed hereto in Schedule 1.

1.2 In this Agreement unless the context indicates a contrary intention:

the singular includes the plural and vice versa and words of one gender include any other gender;

words importing persons include corporations and all other entities recognised by law;

where a party comprises two or more persons, the respective obligations and rights of those persons bind and enure for the benefit of all of them jointly and each of them individually;

reference to a party includes that party's personal representatives, successors, transferees and permitted assigns;

references to clauses, schedules and attachments are references to clauses in and schedules and attachments to this deed;

a reference to a statute includes the regulations made under that statute, and all statutes re-enacting, amending or consolidating the statute;

reference to:

- a right includes a benefit, remedy, discretion, authority or power; and
- an obligation includes a warranty or representation, and a reference to a failure to perform an obligation includes a breach of warranty or representation;
- "$" or "dollars" is a reference to Australian currency;
- Time is to local time in Victoria, Australia

words and expressions defined in the Corporations Law have the meanings given to them in that Law.

1.3 Headings in this deed are only for convenience and do not affect interpretation.

## 2. PURCHASE BY CARDINAL

2.1 On or before Friday, February 17, 2006, Cardinal shall execute a Second Assignment Deed in a form acceptable to Cardinal, which shall include an obligation to pay to Alleasing the Purchase Price in exchange for the Remaining Alleasing Debt.

2.2 In consideration of payment of the Purchase Price by Cardinal and Cardinal's agreement to provide the loan set forth in Clause 3, below, Livonia agrees, as beneficial owner, to immediately assign to Cardinal, free and clear of all liens, claims, or encumbrances, that portion of its interest in the Debt, such that the secured debt held by Cardinal shall total at least three million four hundred sixty five thousand seven hundred and fifty dollars ($3,465,750.00) ("the Cardinal Secured Debt"). Such assignment shall be executed immediately and take effect on or before Friday, February 17, 2006.

2.3 EMT and Livonia, separately, agree to execute all necessary documentation and do all acts, matters or things to give effect to the assignment of the Cardinal Secured Debt to Cardinal in accordance with the provisions of this Clause 2.2.

## 3. LOAN BY CARDINAL

3.1 In consideration of the assignment by Livonia to Cardinal of the security referred to in Clause 2.2, Cardinal hereby agrees to loan to EMT and/or the EMT Subsidiaries the sum of seven hundred ninety seven thousand five hundred dollars ($797,500.00) to fund working capital for GalaVu (the "Working Capital").

3.2 The term, conditions, and interest rate in respect of such loan shall be agreed between Cardinal and Livonia. Notwithstanding the generality of the foregoing, Cardinal's representative, Steve Basmajian, shall have sole discretion as to the use of proceeds from the Working Capital, including how, to whom, and when the Working Capital is dispersed.

## 4. CARDINAL CONVERSION OF DEBT TO EQUITY

4.1 Cardinal and Livonia hereby agree that, to the extent permissible under Australian law and subject to the approval of the Shareholders of EMT, should same be necessary, Cardinal shall:

(a) convert five hundred thirty two thousand five hundred dollars ($532,500.00) of the Cardinal Secured Debt into 53,250,000 shares in free-trading, common stock of EMT at a conversion rate of 1 cent per share; and

(b) at a date to be agreed between the parties, convert two million nine hundred thirty three thousand seven hundred and fifty dollars ($2,933,750.00) of the Cardinal Secured Debt into shares of free-trading EMT common stock at a conversion rate of one half cent ($.005) per share, equating to 586,250,000 shares in EMT.

4.2 The Parties agree to take all acts necessary to ensure that, following the conversion required by this Section 4 and Section 5, below, Cardinal shall own 64% of the outstanding shares of EMT, accounted for on a fully diluted basis.

## 5. SHAREHOLDER APPROVAL NOT FORTHCOMING

5.1 Livonia hereby agrees that should: (a) the Shareholders of EMT not agree to the conversion by Cardinal of its Cardinal Secured Debt into equity in EMT in accordance with the provisions of Clause 4 above, or (b) EMT does not regain trading status on the Australian Stock Exchange within one hundred and twenty (120) days of the date of this Agreement, Livonia hereby agrees to do all acts, matters or things to facilitate the transfer of the assets constituting the security (including but not limited to the Gala Vu Assets) to Cardinal free and clear of all liens, claims, and encumbrances, in exchange for Cardinals' agreement to extinguish the Cardinal Secured Debt.

5.2 EMT hereby agrees that it shall upon execution of this Agreement seek the approval of the EMT shareholders for the exchange of debt to equity set form in Clauses 4 and 6. EMT further agrees that should: (a) the Shareholders of EMT not agree to the conversion by Cardinal of the Cardinal Secured Debt into equity in EMT in accordance with the provisions of Clause 4 above, or (b) EMT does not regain trading status on the Australian Stock Exchange within one hundred and twenty (120) days of the date of this Agreement, EMT hereby agrees to do all acts, matters or things to facilitate the transfer of the assets constituting the security (including but not limited to the Gala Vu Assets) to Cardinal free and clear of all liens, claims, or encumbrances, in exchange for Cardinals' agreement to extinguish the Cardinal Secured Debt.

5.3 Cardinal hereby agrees that, in the event that the Gala Vu Assets are transferred to Cardinal in exchange for the Cardinal Secured debt pursuant to this Clause 5, Livonia shall be entitled to acquire shares of Cardinal as set forth in this Clause 5.3. First, Livonia shall cause EMT to be sold as a "shell" company. Second, the purchase price obtained by Livonia from such sale (the "Shell Purchase Price") shall be paid directly to Cardinal in its entirety in exchange for shares of Cardinal common stock. The number of shares shall be determined by dividing the dollar amount of the Shell Purchase Price, converted to United States dollars, by the lower of 80% of the price per share for the five (5) trading days preceding the date of issuance, or two cents (U.S. $0.02).

## 6. LIVONIA CONVERSION OF DEBT TO EQUITY

6.1 Cardinal and Livonia hereby agree that, to the extent permissible under Australian law and subject to approval of the Shareholders of EMT, should same be necessary, Livonia shall:

(a) convert $425,000.00 owing to it by EMT into 42,500,000 shares in EMT at a conversion rate of 1 cent per share; and

(b) - at a date to be agreed between the parties, convert $733,750.00 owing to it by EMT into shares in EMT at a conversion rate of one half cent ($.005) per share, equating to 146,750,000 shares in EMT.

6.2 The Parties agree to take all acts necessary to ensure that, following the conversion required by this Section 4 and Section 5, below, Cardinal shall own 64% of the outstanding shares of EMT, accounted for on a fully diluted basis.

## 7. REPRESENTATIONS AND WARRANTIES

7.1 By Livonia:

(a) This Agreement has been duly authorized by all necessary corporate action on the part of Livonia and has been executed and delivered by duly authorized officers of Livonia and this Agreement constitutes a legal, valid and binding obligation of Livonia;

(b) Livonia has and shall continue to have during the term of this Agreement all necessary rights to carry out the provisions of this Agreement;

(c) Neither Livonia nor any of its officers, directors, employees, agents or any person acting or purporting to act on its behalf is under any contractual or other legal obligation which shall in any way interfere with the full, prompt and complete performance hereunder or completion of the acts undertaken and the obligations assumed by this Agreement; and

(d) This Agreement complies with the laws of Australia.

7.2 By EMT (on behalf of itself and on behalf of EMT (US) and GalaVu):

(a) This Agreement has been duly authorized by all necessary corporate action on the part of EMT and has been executed and delivered by duly authorized officers of EMT and this Agreement constitutes a legal, valid and binding obligation of EMT;

(b) EMT has and shall continue to have during the term of this Agreement all necessary rights to carry out the provisions of this Agreement, including but not limited to, all necessary clearances and releases;

(c) Neither EMT nor any of its officers, directors, employees, agents or any person acting or purporting to act on its behalf is under any contractual or other legal obligation which shall in any way interfere with the full, prompt and complete performance hereunder or completion of the acts undertaken and the obligations assumed by this Agreement;

(d) The Cardinal Secured Debt shall be deemed and shall remain a valid and existing debt of EMT and secured by the assets of the EMT Subsidiaries, and subject to the same preferences and privileges as enjoyed by Alleasing and shall continue to do so unless and until the Cardinal Secured Debt is converted pursuant to Clause 4 or released following transfer of the security (including but not limited to the GalaVu Assets) pursuant to Clause 5; and

(e) This Agreement complies with the laws of Australia.

7.3 By Cardinal:

(a) This Agreement has been duly authorized by all necessary corporate action on the part of Cardinal and has been executed and delivered by duly authorized officers of

Cardinal and this Agreement constitutes a legal, valid and binding obligation of Cardinal;

(b) Cardinal has and shall continue to have during the term of this Agreement all necessary rights to carry out the provisions of this Agreement;

(c) Neither Cardinal nor any of its officers, directors, employees, agents or any person acting or purporting to act on its behalf is under any contractual or other legal obligation which shall in any way interfere with the full, prompt and complete performance hereunder or completion of the acts undertaken and the obligations assumed by this Agreement; and

(d) This Agreement complies with the laws of the United States.

## 8. GOVERNING LAW AND JURISDICTION

8.1 This document is governed by and should be construed in accordance with the laws applicable in Denver, Colorado and the United States.

8.2 Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the United States federal district Court sitting in Denver, Colorado and any Court which has jurisdiction to hear appeals from that Court and waives any right to object to any proceedings being brought in that Court.

**EXECUTED AS AN AGREEMENT**

**EXECUTED** by **LIVONIA PTY LIMITED (ACN 114 869 005)** in accordance with section 127 of the *Corporations Act 2001* (Cth).

| | |
|---|---|
| [signature] Director | Director/Secretary |
| Geoffrey Minute (Print) Full Name | (Print) Full Name |

**EXECUTED** by **ENTERTAINMENT MEDIA & TELECOMS CORPORATION LIMITED**

| | |
|---|---|
| [signature] Director | Director/Secretary |
| Geoffrey Minute (Print) Full Name | (Print) Full Name |

**EXECUTED** by **CARDINAL COMMUNICATIONS, INC.** )
)

Director

Ed Garneau

(Print) Full Name

Director/~~Secretary~~

Jeffrey W. Fiebig

(Print) Full Name